UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2010

HEICO Corporation
(Exact name of registrant as specified in its charter)

Florida	1-4604	65-0341002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Taft Street, Hollywood, Florida 33021
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 987-4000
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submissions of Matters to a Vote of Security Holders.

HEICO Corporation (the “Company”) held its Annual Meeting of Shareholders on Monday, March 29, 2010 at the JW Marriott, 1109 Brickell Avenue, Miami, FL 33131 at 10:00 a.m. The shareholders considered two proposals, each of which is described in more detail in the Company’s proxy statement filed March 12, 2010.

Proposal 1

At the Annual Meeting of Shareholders held on March 29, 2010, the Company's shareholders elected nine directors. The number of votes cast for and withheld for each nominee for director was as follows:

Director	For	Withheld

Samuel L. Higginbottom	9,327,139	662,963
Mark H. Hildebrandt	9,837,584	152,518
Wolfgang Mayrhuber	9,238,536	751,566
Eric A. Mendelson	9,735,861	254,241
Laurans A. Mendelson	9,762,773	227,329
Victor H. Mendelson	9,736,186	253,916
Mitchell I. Quain	9,718,150	271,952
Dr. Alan Schriesheim	9,791,941	198,161
Frank J. Schwitter	9,835,208	154,894

Proposal 2

The Company's shareholders also ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2010, with 10,962,358 voting for the proposal, 52,613 voting against and 109,122 abstaining.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEICO CORPORATION

Date: March 30, 2010	By:	/s/ THOMAS S. IRWIN
Thomas S. Irwin, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)